ViewPointe Executive Suites

August 27, 2001

Mr. Giovanni Iachelli

Prime Equipment	Fax #604-323-0051

Re: Lease for 8275 South Eastern Avenue, Suite 200

Las Vegas, Nevada

Dear Mr. Iachelli:

As per your request, I am sending this letter with regard to your lease at the above referenced address. Although your lease term expired on June 30th of this year, as per Section 3 of your lease ("Term"), until you give us a 30 day written notice, you are on a month to month lease agreement with Viewpointe.

If you have any questions or other concerns, please do not hesitate to contact me directly.

Cordially,

/s/ Kristin L. Cederlind

Kristin L. Cederlind, Leasing Manager

------------- 8275 South Eastern, Suite 200, Las Vegas, Nevada 89123 * (702) 990-8800 -------------